UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 24, 2015

Date of report/(Date of earliest event reported)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On September 24, 2015, Patterson Companies, Inc. (the “Company”) entered into an amendment to its previously disclosed stock repurchase plan agreement dated September 3, 2015 (the “Plan”), which was established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Pursuant to the amendment, the Company’s designated broker has authority under the Plan to repurchase up to $200 million of the Company’s common stock through November 23, 2015, unless terminated earlier in accordance with the terms of the Plan. Because repurchases under the Plan are subject to specified parameters and certain price and volume restraints as established in the Plan, there can be no guarantee as to the exact number of shares that will be repurchased. Prior to the amendment, the Plan had authorized the repurchase of up to $100 million of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: September 24, 2015	By:	/s/ Ann B. Gugino
Ann B. Gugino

Executive Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

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